EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-100180 and 33-59853 of Northrop Grumman Corporation on Form S-8 of our report dated June 11, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Plan's merger into the Northrop Grumman Savings Plan), appearing in the annual report on Form 11-K of the Newport News Shipbuilding Inc. 401(k) Investment Plan for Salaried Employees for the period from January 1, 2003 to December 19, 2003.


DELOITTE & TOUCHE LLP

Los Angeles, California
June 14, 2004


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